                            STORAGE EQUITIES, INC.
              EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                          EARNINGS TO FIXED CHARGES


                                            Nine Months Ended
                                              September 30,                For the Year Ended December 31,
                                           -------------------   --------------------------------------------------
                                             1995       1994       1994       1993       1992      1991       1990
                                           -------    --------   -------    -------   --------   --------  --------
                                                            (Amounts in thousands,  except ratios)
Net income                                 $49,221    $29,884    $42,118    $28,036    $15,123    $11,954   $11,994
   Add: Minority interest in income          5,449      7,795      9,481      7,291      6,895      6,693     9,154
   Less: Gain on disposition
    of real estate                               -          -          -          -       (398)         -    (1,146)
   Less: Minority interests in income
    which do not have fixed charges         (3,795)    (4,549)    (5,906)      (737)      (694)      (501)     (470)
                                           -------    -------    -------    -------    -------    -------   -------

Income from continuing operations           50,875     33,130     45,693     34,590     20,926     18,146    19,532
   Interest expense                          5,249      4,455      6,893      6,079      9,834     10,621    10,920
                                           -------    -------    -------    -------    -------    -------   -------
Total Earnings Available to Cover Fixed
 Charges                                   $56,124    $37,585    $52,586    $40,669    $30,760    $28,767   $30,452
                                           =======    =======    =======    =======    =======    =======   =======

Total Fixed Charges - Interest expense     $ 5,249    $ 4,455    $ 6,893    $ 6,079    $ 9,834    $10,621   $10,920
                                           =======    =======    =======    =======    =======    =======   =======

Preferred Stock dividends:
     Series A                              $ 3,422    $ 3,422    $ 4,563    $ 4,563    $   812    $     -   $     -
     Series B                                4,116      3,968      5,339      4,147          -          -         -
     Series C                                1,824        618      1,250          -          -          -         -
     Series D                                2,138        236        950          -          -          -         -
     Series E                                3,658          -          -          -          -          -         -
     Series F                                2,321          -          -          -          -          -         -
     Convertible                             3,558      3,558      4,744      2,179          -          -         -
     Convertible Participating                 867          -          -          -          -          -         -
                                           -------    -------    -------    -------    -------    -------   -------
Total Preferred Stock dividends            $21,904    $11,802    $16,846    $10,889    $   812    $     -   $     -
                                           =======    =======    =======    =======    =======    =======   =======

Total Combined Fixed Charges
 and Preferred Stock dividends             $27,153    $16,257    $23,739    $16,968    $10,646    $10,621   $10,920
                                           =======    =======    =======    =======    =======    =======   =======

Ratio of Earnings to Fixed Charges           10.69       8.44       7.63       6.69       3.13       2.71      2.79
                                           =======    =======    =======    =======    =======    =======   =======

Ratio of Earnings to Combined Fixed           2.07       2.31       2.22       2.40       2.89       2.71      2.79
                                           =======    =======    =======    =======    =======    =======   =======

                                  Exhibit 12

                            STORAGE EQUITIES, INC.
              EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                           EARNINGS TO FIXED CHARGES


                                            Nine Months Ended
                                              September 30,                For the Year Ended December 31,
                                           -------------------   --------------------------------------------------
                                             1995       1994       1994       1993       1992      1991       1990
                                           -------    --------   -------    -------   --------   --------  --------
                                                            (Amounts in thousands, except ratios)
SUPPLEMENTAL DISCLOSURE OF
 RATIO OF FUNDS FROM
 OPERATIONS ("FFO") TO FIXED
 CHARGES:
----------------------------

FFO                                        $68,825    $39,446    $56,143    $35,830    $21,133    $17,176   $11,985

Interest expense                             5,249      4,455      6,893      6,079      9,834     10,621    10,920
                                           -------    -------    -------    -------    -------    -------   -------

Adjusted FFO available to cover fixed
 charges                                   $74,074    $43,901    $63,036    $41,909    $30,967    $27,797   $22,905
                                           =======    =======    =======    =======    =======    =======   =======

 Total Fixed Charges - Interest expense    $ 5,249    $ 4,455    $ 6,893    $ 6,079    $ 9,834    $10,621   $10,920
                                           =======    =======    =======    =======    =======    =======   =======

Total Preferred Stock dividends            $21,904    $11,802    $16,846    $10,889    $   812    $     -   $     -
                                           =======    =======    =======    =======    =======    =======   =======

Total Combined Fixed Charges
 and Preferred Stock dividends             $27,153    $16,257    $23,739    $16,968    $10,646    $10,621   $10,920
                                           =======    =======    =======    =======    =======    =======   =======

Ratio of Earnings to Fixed Charges           14.11       9.85       9.14       6.69       3.15       2.62      2.10
                                           =======    =======    =======    =======    =======    =======   =======

Ratio of Earnings to Combined Fixed           3.35       2.70       2.66       2.47       2.91       2.62      2.10
                                           =======    =======    =======    =======    =======    =======   =======

                                  Exhibit 12